UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

PALM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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The text of the second sentence of the first paragraph under “The Annual Meeting – Record Date; Shares Outstanding and Entitled to Vote” on page 15 of Palm’s definitive proxy statement on Schedule 14A dated August 8, 2007 is hereby amended to read as follows:

At the close of business on the record date for the annual meeting, there were 104,342,222 shares of common stock outstanding and entitled to vote.

In addition, Palm posted the following FAQs on its employee intranet site:

Additional Employee FAQs

The following Q&A is a summary of selected provisions and consequences of the Preferred Stock Purchase Agreement and Agreement and Plan of Merger, dated as of June 1, 2007, by and among Elevation Partners, L.P., Palm, Inc. and Passport Merger Corporation (the “Purchase Agreement”), copies of which have been filed with the Securities and Exchange Commission (the “SEC”) as part of Palm’s Current Report on Form 8-K on June 5, 2007 and Preliminary Proxy Statement on July 3, 2007 and Definitive Proxy Statement on August 10, 2007. We recommend that you read the entire Q&A. This summary supplements previous Q&A related to the Purchase Agreement. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the Purchase Agreement.

Incentive Stock Options

1)	How does this Transaction affect incentive stock options?

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Most Palm employees hold nonqualified stock options (NQSOs) rather than incentive stock options (ISOs). Only former Handspring employees might continue to hold incentive stock options as a remnant of the Handspring equity plans. The difference between ISOs and NQSOs is that ISOs can be exercised and the underlying shares held without causing a taxable event (other than possible alternative minimum tax) until the underlying shares are eventually sold. NQSOs are taxable upon exercise regardless of whether the underlying shares are held or sold.

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ISOs will lose their ISO status as a result of the adjustments of options pursuant to the Purchase Agreement, which will occur upon the closing of the Transaction. The ISOs will simply become NQSOs. This will not affect the treatment of shares held as result of the exercise of ISOs prior to the closing of the Transaction.

Employee Stock Purchase Plan (ESPP)

2)	What is the tax impact of the distribution and subsequent disposition of my ESPP shares?

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Although the distribution is not expected to be taxable as a dividend at the time of the distribution, the distribution will result in a reduction of your basis and a taxable return of capital to the extent it exceeds the purchase price of your ESPP shares.

If the ESPP shares are subsequently sold in a disqualified disposition (prior to the requisite holding period), then the ordinary income portion of the disposition would remain the same as prior to the distribution (i.e., the difference between the purchase price and the value at the time of the purchase). This ordinary income portion will be included in your W-2. Any additional gain or loss over this ordinary income would be considered capital gain or loss.

If the ESPP shares are subsequently sold in a qualified disposition, then the ordinary income portion of the disposition would be calculated as the lesser of (i) the difference between the purchase price and the offering (subscription) price or (ii) the gain on the transaction. This ordinary income portion will be included in your W-2. Any additional gain over this ordinary income would be considered capital gain.

Examples:

#1 – Purchase Price greater than $9/share for 100 shares
Purchase Price = $10.6845, Value at Purchase = $14.56, Value at Offering = $12.57

Impact of Distribution:
Purchase Price (Basis):	$10.6845 x 100 shares	=	$1,068.45
Distribution:	$9.00 x 100 shares	=	$900.00
Basis after Distribution:	$1,068.45 - $900.00	=	$168.45

Disqualified Distribution at $8/share:
Sales Price:	$8.00 x 100 shares	=	$800.00
Basis after Distribution:		=	$168.45
Gain on Sale:	$800.00 - $168.45	=	$631.55
Ordinary Income:	($14.56 - $10.6845) x 100	=	$387.55
Capital Gain:	$631.55 - $387.50	=	$244.00

Qualified Distribution at $8/share:
Ordinary Income:	($12.57 - $10.6845) x 100	=	$188.55
Capital Gain:	$631.55 - $188.55	=	$443.00

#2 – Purchase Price less than $9/share for 100 shares
Purchase Price = $6.163, Value at Purchase = $10.70, Value at Offering = $7.25

Impact of Distribution:
Purchase Price (Basis):	$6.163 x 100 shares	=	$616.30
Distribution:	$9.00 x 100 shares	=	$900.00
Capital Gain on Distribution:	$900.00 - $616.30	=	$283.70
Basis after Distribution:		=	$0.00

Disqualified Distribution at $8/share:
Sales Price:	$8.00 x 100 shares	=	$800.00
Basis after Distribution:		=	$0.00
Gain on Sale:	$800.00 - $0.00	=	$800.00
Ordinary Income:	($10.70 - $6.163) x 100	=	$453.70
Capital Gain:	$800.00 - $453.70	=	$346.30

Qualified Distribution at $8/share:
Ordinary Income:	($7.25 - $6.163) x 100	=	$108.70
Capital Gain:	$631.55 - $108.70	=	$691.30

#3 – Purchase Price greater than $9/share for 100 shares
Purchase Price = $48.295, Value at Purchase = $256.83, Value at Offering = $56.185

Impact of Distribution:
Purchase Price (Basis):	$48.295 x 100	=	$4,829.50
Distribution:	$9.00 x 100	=	$900.00
Basis after Distribution:	$4,829.50 - $900.00	=	$3,929.50

Qualified Distribution at $8/share:
Sales Price:	$8.00 x 100	=	$800.00
Basis after Distribution:		=	$3,929.50
Loss on Sale:	$800.00 - $3,929.50	=	$(3,129.50)
Ordinary Income:		=	$0.00
Capital Loss:		=	$(3,129.50)

We are not offering tax or investment advice. Please consult with your tax and other financial advisors regarding your particular circumstances.

Non-U.S. Options and RSUs

3)	How does this Transaction affect options granted under the U.K. tax-approved subplans?

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Palm and Handspring have granted options to UK employees under subplans approved by HM Revenue & Customs which permit employees to obtain an income tax exemption with regard to tax at exercise (the “UK tax-advantaged subplans”). The UK tax-advantaged subplans do not permit any adjustment for cash distributions without loss of the tax-advantaged treatment for the options. Consequently, options granted under the UK tax-advantaged subplans will not be adjusted as a result of the Transaction. Instead, holders of those options will receive additional grants of RSUs separate from the U.K. tax-advantaged subplans.

4)	How does this Transaction affect options and RSUs granted under France tax-advantaged subplans?

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Palm has granted options and RSUs to French employees under subplans intended to give employees favorable tax and social insurance treatment on the option and RSUs (the “French tax-advantaged subplans”). Palm is seeking a tax ruling in France with respect to options and RSUs granted under the French tax-advantaged subplans that confirms the adjustments contemplated in the Purchase Agreement will not affect the tax-advantaged treatment of awards. It is not clear whether Palm will receive the tax ruling from the French authorities prior to the closing of the Transaction. If a favorable tax ruling is not received, then the options will not be adjusted and the holders of those awards will receive additional grants of RSUs.

5)	How are Canadian equity award holders affected differently?

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The equity award adjustments described in the Purchase Agreement provide that award holders will receive a cash payment for any fractional share resulting from the adjustment. However, regulations in Canada do not permit such payments. As a result, no cash payment will be made to Canadian employees for any resulting fractional share.

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